Exhibit 99.1

Joint Venture Agreement

	Ilife International Investment Co., Ltd	(refer to as “Party A”)

Contractors:	Cyun-Jhan Enterprise Co., Ltd	(refer to as ”Party B”)

	Jian-Zao International Industrial Co., Ltd	(refer to as ”Party C”)

Party A, Party B and Party C plan to co-invest funds, labor and technology in establishing and operating a Taiwanese insurance broker company in order to pursue their common interests. To express their agreement to complete the aforementioned cooperation plan, all three parties have entered into this agreement (the “Agreement”):

I.	Target of Cooperation:

1.	The parties will invest funds, labor and technology to establish and operate a Taiwanese insurance broker company, which is called Uniwill Insurance Broker Co., Ltd. (hereinafter referred to as “Uniwill”, the “Joint Venture Company” or the “Company”), which will be the vehicle for their cooperation. The parties have agreed to structure the Company as a “close company”.

2.	The Joint Venture Company is currently a wholly-owned subsidiary of Party A, (Registration Code: 16282265). Party A shall guarantee that Uniwill will take the following actions: renaming, capital increase, amending its charter, issuing of shares, reelection of directors and supervisors, converting into a close company and completing all the necessary procedures.

3.	Party A has represented and warranted that Uniwill has no investments or guarantee obligations. If this representation was false when made, Party A shall be liable for damages.

4.	The three parties agree that the business of the Joint Venture Company shall be as follows

H602011 Life Insurance Broker;

H602021 Property Insurance Broker.

II.	Representations and Warranties;

1.	The final paid-up capital of the Joint Venture Company will be NT$400 million. The paid-up capital of initial stage will be NT$100 million. Party A shall complete Party A's paid-up capital of NT$100 million within two weeks after signing this Agreement, and perform the Article 1 of this Agreement in accordance with all applicable laws and regulations. This notwithstanding, the Joint Venture Company shall not commence active operations as an insurance broker until it has received all necessary authorizations from its competent regulatory authority. Afterwards, Party A shall make several capital injections according to the operational plan to be submitted by the Labor Party (defined below). On the date hereof, Party A owns 100% of the issued and outstanding common stock of the Joint Venture Company. Party B and Party C shall make the cash contributions required under paragraph 3 of Article 2 of this Agreement and shall work diligently to produce the sales and sales revenues for the Joint Venture Company as specified herein. Unless otherwise stated, Party B and Party C are collectively referred to as the “Labor Party”. The Labor Party shall submit a specific operation plan to Party A listing the funds required for each operational phase of the Joint Venture Company and Party A shall inject the capital set forth herein according to the specific needs of each phase. Party A shall be required to completely fulfill its NT$400 million paid-in capital obligation of the Joint Venture Company within two years after signing this Agreement provided that the registered number of sales of the Joint Venture Company exceeds 1,000. If the registered number of sales of the Company does not reach the aforementioned number, Party A shall contribute the same percentage of such NT$400 million obligation in accordance as the number of the registered sales bears to 1,000. Paragraph 5 of Article 10 shall apply if there is a violation of this Article.

2.	The Labor Party is required to produce 1,000 registered sales and NT$250 million FYC in annual revenue of the Joint Venture Company by the later of Dec. 31st, 2021 and the date six months after the date when Party A shall have completed NT$400 million injection. Paragraph 4 of Article 10 shall apply if the Labor Party fails to meet the targets set forth in this paragraph.

3.	Two employees of the Labor Party designated by Party A shall join the Joint Venture Company within six months after the date when the paid-up capital of the Joint Venture Company reaches NT$100 million. Paragraph 3 of Article 10 shall apply if there is a violation of this clause. The Joint Venture Company shall issue preferred stock to the Labor Party, which shall provide for (i) the right to receive a distribution of 50% of the net-income of the Joint Venture Company and (ii) the right to convert such preferred stock into common stock ( as set forth in Attachment 1) within one month after the date when the registered number of sales reaches 200, revenue reaches NT$5 million and at least one of the two employees of the Labor Party designated by Party A has joined the Joint Venture Company. The rights of the preferred stock as mentioned above shall be specifically included in the Joint Venture Company’s charter and business registration under Company Act. The Labor Party shall make a capital contribution in cash to purchase the preferred stock at an issue price of to be determined by the Board of Directors (the “Board”) of the Joint Venture Company.

4.	Party A shall handle the relevant registration of the Joint Venture Company under applicable regulation and transfer the amount of capital contribution into the capital verification account. The Joint Venture Company shall employ an accountant to conduct capital verification and issue a capital verification report.

5.	The Board of the Joint Venture Company shall consist of three directors, two directors shall be appointed by Party A and one by the Labor Party. There shall be two supervisors, one appointed by Party A and the other appointed by the Labor Party. The Chairman of the Board shall be appointed by the Labor Party.

6.	From the date when the registered number of insurance salespersons of the Joint Venture Company reaches 200, the revenue reaches NT$5 million FYB and at least one of the two employees of the Labor Party appointed by Party A join the Joint Venture Company to December 31, 2022, the Labor Party may ask that the chairman of the Joint Venture Company shall be nominated by Party A and appointed by the Board, and Party A shall cooperate to reduce the number of members of the Board of the Joint Venture Company to two seats, one appointed by Party A and the other by the Labor Party.

7.	When the total amount of accumulated dividends (not including the legal reserve of the Joint Venture Company required by applicable law) obtained by Party A from the Joint Venture Company has reached the total capital contribution (based on the actual amount of funds contributed and estimated to be NT$400 million) of Party A to the Joint Venture Company, one appointed by Party A and two by the Labor Party of the three members of the Board of the Joint Venture Company. However, in the meantime, the charter of the Joint Venture Company shall also include the protection of Party A’s retention of the Joint Venture Company into the consolidated financial statements China United Insurance Service Inc. (“CUIS”) and related rights.

8.	The necessary expenses incurred during the establishment of the Company shall be borne by the Joint Venture Company.

III.	Operation and Management

1.	The directors and supervisors shall have the right to attend each meeting of the Board, which shall be held no less frequently than every three months. The management meeting of the Joint Venture Company shall be held not less frequently than every two months until the date two years after Party B obtains the preferred stock. After completion of that period, such meetings shall be held as needed. The employees of the Labor Party appointed by Party A (including but not limited to the manager and general manager of the Joint Venture Company, and a person appointed by Party A) shall participate in each management meeting.

2.	If requested by Party A, the Labor Party shall provide relevant operational statements and documents (including but not limited to the monthly operating statistics and operating strategy of the Joint Venture Company) to Party A within a reasonable period of time and update the content regularly.

3.	The term of the directors is three years. The party that appoint a director may replace such director with another person. The directors can be re-appointed by the original party. If a seat on the Board is vacant due to the retirement, resignation, incapacity, death or removal of a director by the original party, the party that originally appointed the director shall appoint a successor to serve the remaining term of the director.

4.	The following matters shall require the unanimous approval by all the directors at a duly convened meeting of the board:
(1)	Amendment of the charter;
(2)	Issuing of shares (including common stock and preferred stock);
(3)	Merger with another organization or split-off;
(4)	Dissolution or termination of operations of the Company;
(5)	Increase or transfer of company’s registered capital;
(6)	Revision of the business system of the Joint Venture Company; and
(7)	Financial assistance plan of the Joint Venture Company.

5.	The Joint Venture Company shall establish the operation and management team to be responsible for the operation and management of the Joint Venture Company. The Joint Venture Company shall be managed by the managers appointed as set forth in this paragraph under the supervision of the Board of the Joint Venture Company. The general manager and the management of the Joint Venture Company shall be appointed by the Labor Party, but the head of finance and accounting shall be appointed by Party A. However, the Labor Party may ask Party A to appoint another suitable person if it thinks that the head of finance and accounting is not suitable.

6.	Without the prior authorization of the Board, the chairman and the general manager shall not concurrently act as a legal representative, senior manager of another company or violate Article 9 of this Agreement.

7.	When the Labor Party obtains preferred stock and the related right of distribution of profits of the Joint Venture Company in accordance herewith, it may choose to exchange its preferred stock and related distribution rights for the equivalent number of shares of CUIS in accordance with CUIS’s “shares award for sales performance plan” and transfer those shares to qualified personnel of the Joint Venture Company appointed by the Labor Party.

IV.	The Transfer of Shares

As the Joint Venture Company is a close company, any holder of the common stock and preferred stock shall not be permitted to transfer any portion or all of its shares of the Joint Venture Company to any third party, pledge any such shares, or provide creditor's rights to any third party without the prior written consent of the other party.

V.	Intellectual Property

1.	Any party that desires to use any patent, non-patented technology, computer software or other intellectual property rights of the Joint Venture Company during the operation of the Company shall sign a license agreement with the Joint Venture Company providing for royalties. Any such agreement shall require approval by the corporate governance level of the Joint Venture Company.

2.	If appointees of Party A or the Labor Party develops new intellectual property rights while occupying an operational or management position of the Joint Venture Company, such intellectual property rights shall belong to the Joint Venture Company.

VI.	Dividends and Losses

1.	The dividends of the Joint Venture Company shall be distributed as follows:

(1)	Within three months after the end of each fiscal year, the Board shall determine the revenues to be retained for the expansion of production and operations of the Joint Venture Company and distribute declared dividends according to the proportion (including common stock and preferred stocks) of the three parties of the Joint Venture Company by a formal resolution.

(2)	The profit of each year of the Joint Venture Company shall first be used to compensate for the total amount of previously incurred losses. Until any and all aggregate losses have not been made up, no profit can be distributed. The retained profits of the Joint Venture Company can be distributed together with the profit which can be distributed in the current year or be distributed after making up for the loss in the current year.

VII.	Finance and Accounting

1.	The Joint Venture Company’s accounting system shall be formulated in accordance with the relevant regulations of the Republic of China (“R.O.C”). The Joint Venture Company shall produce accounting documents in accordance with international accounting standards. The Joint Venture Company’s fiscal year shall be January 1 to December 31 of each calendar year.

2.	The Joint Venture Company shall adopt international accrual basis and debit and credit plan for accounting.

3.	The Board of the Joint Venture Company shall prepare the annual and quarterly financial statements and submit them timely to the Company supervisor for auditing.

4.	The Joint Venture Company shall engage an accountant registered in the Republic of China to audit and certify the annual financial report, the financial report of the Joint Venture Company liquidation and the financial documents required by the Board. The three parties all agree that the accountant shall be jointly nominated by the three parties and engaged by the Board.

VIII.	Non-Disclosure Agreement:

1.	For the purposes of this Agreement, “Confidential Information” of any party hereto means any data, documents, files, etc. that constitute business or trade secrets by their nature or that are marked with the words "Confidential" or a word or words with a similar meaning. The receiving party shall not disclose the confidential information to any third party without the prior written consent of the disclosing party.

2.	Only employees of the receiving party who need to know for legitimate business purposes may have access to Confidential Information. If any employee of the receiving party violates these confidentiality obligations, such violation shall constitute a breach of this agreement by the receiving party.

3.	If the receiving party breaches the confidentiality obligation, it shall compensate the disclosing party for any and all damages.

4.	All parties agree to sign an independent non-disclosure agreement in addition to this agreement.

5.	The provisions of this Article shall not be invalid by the declaration as void, termination or rescission of this Agreement.

IX.	Non-competition

1.	Unless and until Party A shall have received cash dividends greater than its investment (estimated to be NT$400 million but based on the actual amount of funds) of the Joint Venture Company and for two years after having received such return, none of the Labor Party, its representative, employees of the Labor Party designated by Party A and the persons agreed by all parties hereto shall directly or indirectly invest in any entity whose business is the same as, or similar to, the business of the Joint Venture Company in the Republic of China, nor act as a director, supervisor, consultant, manager or representative of any of the above-referenced businesses. However, this restriction will be lifted in the event that this Agreement is terminated, rescinded or revoked.

2.	If the Labor Party, its representative and the persons agreed by all parties directly or indirectly invest in any business is the same as or similar to the business of the Joint Venture Company or act as a director, supervisor, consultant or manager or being a representative of the above business filed after the expiration of the period mentioned in paragraph 1, the breaching Labor Party shall transfer the shares of the Joint Venture Company held by it to the other labor party at the current net value with priority. If the other labor party does not subscribe, undersubscribe or there is no such labor party, Party A shall subscribe for it.

X.	Liability for Breach:

1.	If any party breaches this Agreement or not fully performed its obligations hereunder, it shall be liable for the breach.

2.	If either party’s non-performance of this Agreement leads to the other party being unable to continue to perform its obligations under this Agreement or the Company can’t continue to operate, the non-breaching party may terminate this Agreement.

3.	If the Labor Party violates Article 9 of this Agreement, Party A shall have the right to exercise the rights provided under paragraph 2 of this Article and the breaching labor party shall compensate the difference between the amount of the capital injection by Party A and the total distributed dividends (including the amount that Party A can obtain due to the capital reduction and the distributed dividends of the Joint Venture Company, but the legal reserve is not included) that Party A obtained from the Joint Venture Company. In addition, the breaching labor party shall transfer all shares of the Joint Venture Company to the other labor party free of payment and the other labor party shall bear the full obligations of the Labor Party under this Agreement. If there is no such labor party, the breaching labor party shall transfer all shares of the Joint Venture Company to Party A free of payment.

4.	If the registered number of sales agents of the Joint Venture Company does not reach 1,000 and the annual revenue of the Joint Venture Company does not reach NT$250 million FYC by Dec. 31st, 2021, Party A shall calculate the amount that the Joint Venture Company shall return by capital reduction according to the following formula (the two unachieved percentage figures above will be added together and divided by two) and the Labor Party and the directors it appointed shall without any objection cooperate to institute the capital reduction of the Joint Venture Company.

5.	If Party A does not make capital contributions as required by paragraph 1 of Article 2 and deliver the funds according to the operation plan, Party A shall fulfill such obligations within three months after delivery of written request by the Labor Party. If Party A does not perform its obligations, in addition to the rights set forth in paragraph 2 of this Article, the Labor Party may require Party A to transfer part of distribution of the dividends rights of the Joint Venture Company to the Labor Party or by cash to compensate (that is, 50% of the amount of capital not injected by Party A) the damages incurred by the Labor Party. In addition, in such event the Labor Party shall be relieved of liability for breach of contract in paragraphs 3 and 4 of this Article.

6.	Unless otherwise agreed on the preceding two paragraphs, either party violates this Agreement, the other party shall issue written notification to the breaching party to demand fulfillment of such obligations with not less than 30 days to comply. If the breaching party fails to make remedy such violations within the period, it shall compensate the other party for the damages incurred.

XI.	Miscellaneous:

1.	No party shall assign the rights and obligations of this Agreement to a third party without the prior written consent of the other parties.

2.	This Agreement supersedes any and all prior contracts, understandings, arrangements, undertakings, representations and warranties, and/or contracts of any nature, whether oral or written and whether precise or ambiguous.

3.	The applicable law of this Agreement is the law of R.O.C.

4.	If the parties are involved in the litigation arising from this Agreement, the three parties agree to use the Taipei District Court of Taiwan as the court of first instance.

5.	This Agreement is in triplicate and each party holds one copy.

Contractors:

Party A: Ilife International Investment Co., Ltd.

Representative: Wen-Zhe Shen

Address: 6F., No. 311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.)

Party B: Cyun-Jhan Enterprise Co., Ltd Preparatory office

Representative: Ting-Yu Lin

Address: 11F.-3, No. 8, Baoshan E. 2nd St., Nantun Dist., Taichung City 408, Taiwan (R.O.C.)

Party C: Jian-Zao International Industrial Co., Ltd

Representative: Yu-Zhu Zhang

Address: 11F.-2, No. 218, Sec. 1, Wenxin Rd., Nantun Dist., Taichung City 408, Taiwan (R.O.C.)

November/15/2019

Attachment I

(Before the preferred stock is converted into common stock)

The Conditions of Issuance of Preferred Stock

1.	The Labor Party shall achieve the goal that the registered number of insurance business sales of the Joint Venture Company is more than 200 and the business performance shall reach FYB NT$5 million or more within six months after the paid-up capital of the Joint Venture Company is increased to more than NT$100 million. The Joint Venture Company shall issue preferred stock to the Labor Party within one month after the Labor Party has reached the above-mentioned targets to protect the Labor Party’s dividend rights (50% of the total surplus) and its right to convert its preferred stock into common stock of the Joint Venture Company in the future.

2.	The issued number of shares of preferred stock shall be determined by the amount of paid-in capital of the Joint Venture Company when the Labor Party achieves the goals as set forth in the previous paragraph. Once issued, the preferred stock shall have dividend rights to receive 50% of the dividends of the Joint Venture Company declared and payable thereafter, and the remaining 50% of such dividends shall be paid to Party A. When the registered number of sales of the Joint Venture Company is more than 1000 and the annual business revenue reaches FYB NT$250 million, or Party A has obtained the return of the capital reduction of the Joint Venture Company in accordance with the formula set forth in paragraph 4, Article 10 of this Agreement, the Labor Party, at its option, may convert its preferred stock into common stock of the Joint Venture Company. (The total preferred stock can be converted into 49% common stocks of the Joint Venture Company at 1:1,000 ratio.)

3.	Each time Party A increases the capital of the Joint Venture Company, the number of shares of preferred stock of the Labor Party shall be issued along with the proportion mentioned in paragraph 2 to protect the rights of the Labor Party.

4.	Preferred stockholders shall have the right to elect directors of the Joint Venture Company as set forth in this Agreement.

5.	Preferred stock has 1,000 voting rights per share.

(After the preferred stock are converted into common stock)

The Labor Party jointly shall old:

1.	49% of the outstanding common stock of the Joint Venture Company and

2.	50% of the dividends rights of the Joint Venture Company, as a result of either, at the option of Party A: (i) the issuance of newly issued shares of preferred stock providing such dividend rights or (ii) the transfer of dividend rights from Party A to the Labor Party, in each case sufficient to result in the Labor Party having such dividend rights.